UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2017

PULTEGROUP, INC.
(Exact name of registrant as specified in its Charter)

Michigan	1-9804	38-2766606
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (404) 978-6400

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03    Material Modification to Rights of Security Holders.
The information set forth below under Item 5.03 regarding the amended and restated by-laws (the “Amended and Restated By-Laws”) of PulteGroup, Inc. (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 10, 2017, the Board of Directors of the Company adopted Amended and Restated By-Laws, effective the same date. The primary purposes of the amendment and restatement was to change the voting standard for the election of directors in uncontested elections from a plurality standard to a majority standard and to implement proxy access and make related changes to the advance notice provisions related to director nominations.
New Section 3.11 of the Amended and Restated By-Laws implements proxy access and permits a shareholder, or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the number of the Company’s directors then serving, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated By-Laws. Proxy access will first apply with respect to the Company’s 2018 Annual Meeting of Shareholders.
The amendments to the Amended and Restated By-Laws also include clarifications, updates and conforming revisions to the advance notice provisions in Section 3.10 applicable to any shareholder who wishes to nominate directors, including information to be included in and with the notice.
The foregoing description of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated By-Laws is filed herewith as Exhibit 3.2.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated By-Laws of PulteGroup, Inc. (marked for changes)
3.2	Amended and Restated By-Laws of PulteGroup, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date:	February 13, 2017	By:	/s/ Steven M. Cook
			Name:	Steven M. Cook
			Title:	Executive Vice President, Chief Legal Officer, and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of PulteGroup, Inc. (marked for changes)
3.2	Amended and Restated By-Laws of PulteGroup, Inc.